Exhibit 99.1

Invitae Completes Acquisition of CombiMatrix, Becoming a Leader in Family and

Reproductive Health Genetic Information Services

— Complements recent acquisition of Good Start Genetics to establish comprehensive service for IVF clinics, ob/gyns —

— Entry into family health genetics creates integrated platform to support use of genetics in mainstream medical care —

— Results of warrant exchange offer announced —

SAN FRANCISCO, November 15, 2017 – Invitae Corporation (NYSE: NVTA), one of the fastest growing genetic information companies, today announced it has completed its acquisition of CombiMatrix, which specializes in providing genetic information for prenatal diagnosis, miscarriage analysis and diagnosis of pediatric developmental disorders, establishing Invitae as a new leader in family and reproductive genetic health services.

“With the addition of CombiMatrix to Invitae, we have completed our entry into prenatal and perinatal genetics, currently the second-largest category of genetic testing services. Our integrated offering will build on the expertise and technologies developed by CombiMatrix to offer customers the most comprehensive offering from a single provider in the category,” said Sean George, chief executive officer of Invitae. “Invitae’s platform now delivers comprehensive genetic information services that support the use of genetics in mainstream medical care throughout all stages of life.”

CombiMatrix leverages cytogenomic and cytogenetic technologies such as single nucleotide polymorphism chromosomal microarray analysis and next generation sequencing, supported by long-standing expertise in technically challenging sample types, to provide in-depth answers for patients and clinicians addressing complex reproductive health questions.

“Access to actionable genetic information is essential for monitoring pregnancies, particularly for women going through IVF or facing recurrent miscarriages,” said Robert Nussbaum, MD, chief medical officer of Invitae. “Our integrated platform and world-class expertise can provide genetic information that helps women and their clinicians with some of the most important decisions of their lives today, even as we continue to advance the understanding of the role genetics plays in having healthy pregnancies.”

In connection with the closing, Invitae issued approximately $21.2 million in shares of its common stock to former CombiMatrix securityholders, or approximately 2.7 million shares. Together with the approximately 1.7 million shares of Invitae common stock underlying CombiMatrix Series F warrants assumed in the Merger, the transaction has a total enterprise value of approximately $34.9 million.

The acquisition of CombiMatrix complements Invitae’s recent acquisition of another reproductive genetics company, Good Start Genetics, to establish a category-leading menu with the breadth and depth needed to provide comprehensive support for women, their partners and clinicians to use genetic information when considering their reproductive health options, from carrier screening to preimplantation genetic screening and diagnosis to newborn diagnostics.

Transaction Details

At the closing of the Merger, Invitae issued shares of its common stock to (i) CombiMatrix’s common stockholders, at an exchange ratio of 0.8692 of a share of Invitae common stock (the “Merger Exchange Ratio”) for each share of CombiMatrix common stock outstanding immediately prior to the Merger, (ii) CombiMatrix’s Series F preferred stockholders, at the Merger Exchange Ratio for each share of CombiMatrix common stock underlying Series F preferred stock outstanding immediately prior to the Merger, (iii) holders of outstanding and unexercised in-the-money CombiMatrix stock options, which were fully accelerated to the extent of any applicable vesting period and converted into the right to receive a number of shares of Invitae common stock adjusted for the Merger Exchange Ratio and reduced by the aggregate exercise price, and (iv) holders of outstanding and unsettled CombiMatrix restricted stock units (“RSUs”), which were fully accelerated to the extent of any applicable vesting period and converted into the right to receive a number of shares of Invitae common stock adjusted for the Merger Exchange Ratio. No fractional shares were issued in connection with the Merger and Invitae will pay cash in lieu of any such fractional shares. The Merger Exchange Ratio was determined through arm’s-length negotiations between Invitae and CombiMatrix.

In addition, at the closing of the Merger, (a) all outstanding and unexercised out-of-the money CombiMatrix stock options were cancelled and terminated without the right to receive any consideration, (b) all CombiMatrix Series D Warrants and Series F Warrants outstanding and unexercised immediately prior to the closing of the Merger were assumed by Invitae and converted into warrants to purchase the number of shares of Invitae common stock determined by multiplying the number of shares of CombiMatrix common stock subject to such warrants by the Merger Exchange Ratio, and with the exercise price adjusted by dividing the per share exercise price of the CombiMatrix common stock subject to such warrants by the Merger Exchange Ratio, and (c) certain entitlements under CombiMatrix’s executive compensation transaction bonus plan (the “Transaction Bonus Plan”) were paid in shares of Invitae common stock or RSUs to be settled in shares of Invitae common stock. All outstanding and unexercised CombiMatrix Series A, Series B, Series C, Series E, and PIPE warrants were repurchased by CombiMatrix prior to closing pursuant to that certain CombiMatrix Common Stock Purchase Warrants Repurchase Agreement dated July 11, 2016.

Invitae’s previously announced offer to exchange each outstanding Series F warrant (the “CombiMatrix Series F warrants”) to acquire one share of common stock of CombiMatrix for 0.3056 of a share of Invitae common stock (the “Exchange Offer”) expired at 12:00 midnight (one minute after 11:59 p.m.), New York City time, on November 13, 2017. Because the minimum tender condition of 90% was not achieved in the Exchange Offer, Invitae did not accept any of the CombiMatrix Series F warrants that were tendered in the Exchange Offer prior to its expiration. Accordingly, any CombiMatrix Series F warrants that were tendered will be promptly returned to the holder by the exchange agent.

Invitae issued an aggregate of 2,726,324 shares of its common stock and 214,976 RSUs in connection with the Merger (including shares and RSUs issued pursuant to the Transaction Bonus Plan). Immediately after the Merger, (i) there were approximately 52.9 million shares of Invitae common outstanding, (ii) the former CombiMatrix securityholders and executives owned approximately 8.6% of the fully-diluted common stock of the combined company, and (iii) Invitae securityholders, whose shares of Invitae capital stock remain outstanding after the Merger, owned approximately 91.4% of the fully-diluted common stock of the combined company. Upon completion of the Merger, CombiMatrix became a wholly owned subsidiary of Invitae. As a result, the CombiMatrix common stock and Series F warrants will cease trading on the Nasdaq Capital Market and will be delisted.

About Invitae’s Family and Reproductive Health Genetic Services

Invitae’s reproductive genetics products, which include CombiPGS, CombiPGD and CombiSNP from CombiMatrix and Good Start Genetics’ GeneVu, EmbryVu and VeriYou, provide affordable and accessible genetic information to help people have healthy families. Good Start Genetics became part of Invitae in August 2017.

About Invitae

Invitae Corporation (NYSE: NVTA) is one of the fastest growing genetic information companies in the United States. Invitae’s mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit our website at invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Invitae’s future product offerings, growth potential and business strategy, including its acquisition growth strategy, and its beliefs regarding the ways in which the Merger will contribute to that strategy. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks and uncertainties associated with unanticipated difficulties or expenditures relating to the Merger; legal proceedings that may be instituted against the parties in connection with the Merger or the Exchange Offer; the risk that expected benefits, synergies and growth prospects resulting from the Merger may not be achieved in a timely manner, or at all; the risk the businesses of CombiMatrix may not be successfully integrated with Invitae’s business following the closing of the Merger; the reaction of customers and potential customers, payers, partners and competitors to the Merger; Invitae’s failure to manage growth effectively; Invitae’s ability to develop and commercialize new tests and expand into new markets; risks associated with Invitae’s limited experience with respect to acquisitions; and the other risks set forth in Invitae’s filings with the Securities and Exchange Commission, including the risks set forth in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and its Registration Statements on Form S-4 declared effective on October 5, 2017. These forward-looking statements speak only as of the date hereof, and Invitae disclaims any obligation to update these forward-looking statements.

Source: Invitae Corporation

Contact:

Kate McNeil

ir@invitae.com

347-204-4226

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